Exhibit 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Board of Directors
Verso Technologies, Inc.:
We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-74258, 333-74264, 333-59372, 333-92337, 333-85107, 333-80501, 333-26015, 333-124037 and 333-124038) and on Form S-3 (Nos. 333-66292, 333-45028, 333-108613, 333-113759 and 333-123591) of Verso Technologies, Inc. of our report dated October 1, 2004 relating to the consolidated financial statements of Verilink Corporation, which appears in the Current Report on Form 8-K/A of Verso Technologies, Inc. dated August 31, 2006.
/s/ PricewaterhouseCoopers LLP
Birmingham, Alabama
August 31, 2006